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EXHIBIT 5.1

WILMER CUTLER PICKERING
    HALE AND DORR LLP

                                  60 STATE STREET
                                  BOSTON, MA 02109
                                  +1 617 526 6000
                                  +1 617 526 5000 fax
                                  wilmerhale.com

August 3, 2005

NitroMed, Inc.
125 Spring Street
Lexington, MA 02421

Re:
Registration Statement on Form S-3

Ladies and Gentlemen:

        This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of the following securities (the "Securities") of NitroMed, Inc., a Delaware corporation (the "Company"):

  (i)
  common stock, $0.01 par value per share (the "Common Stock");

  (ii)
  senior debt securities (the "Senior Debt Securities"); and

  (iii)
  subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities");

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $250,000,000.

        The Senior Debt Securities may be issued pursuant to an Indenture between the Company and a trustee to be named in such Indenture; and the Subordinated Debt Securities may be issued pursuant to an Indenture between the Company and a trustee to be named in such Indenture (collectively, the "Indentures").

        We are acting as counsel for the Company in connection with the sale by the Company of the Securities. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

        In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

        We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

BALTIMORE    BERLIN    BOSTON    BRUSSELS    LONDON    MUNICH
NEW YORK    NORTHERN VIRGINIA    OXFORD    PALO ALTO    WALTHAM    WASHINGTON

NitroMed, Inc.
August 3, 2005

        Based upon and subject to the foregoing, we are of the opinion that:

        1.     With respect to the Common Stock, when (i) specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (the "Authorizing Resolutions"), (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the sale of the Common Stock have been duly established in conformity with the Company's Certificate of Incorporation and By-laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Common Stock has been issued and sold as contemplated by the Registration Statement, and (v) the Company has received the consideration provided for in the Authorizing Resolutions, the Common Stock will be validly issued, fully paid and nonassessable.

        2.     With respect to the Debt Securities, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the applicable Indenture and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, and (v) the Company has received the consideration provided for in the Authorizing Resolutions, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible, and we have assumed that any Indenture will be duly authorized, executed and delivered by the trustee thereunder, an assumption which we have not independently verified.

        It is understood that this opinion is to be used only in connection with the offer and sale of Common Stock and Debt Securities while the Registration Statement is in effect.

        Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Validity of Securities." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING
HALE AND DORR LLP

By:	/s/ STEVEN D. SINGER Steven D. Singer, a Partner

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  EXHIBIT 5.1